Exhibit 99.1


                                          December 23, 1996



Gemstar International Group Limited
135 North Los Robles Avenue - Suite 800
Pasadena, California  91101

           Re: Agreement of Principal Shareholders Concerning Transfer and Voting of Shares of StarSight
                    Telecast, Inc.

     We understand that Gemstar  International  Group Limited,  a
British Virgin Island  corporation  ("Gemstar"),  and  StarSight
Telecast,  Inc., a California corporation   (the   "Company"),
of  which  the   undersigned   are principal shareholders,  are
prepared to enter into an agreement for the merger (the "Merger") of G/S Acquisition Subsidiary, a California corporation ("Sub"), into the Company, but that Gemstar has conditioned its willingness to proceed with such agreement (the "Merger Agreement") upon Gemstar's receipt from us of assurances satisfactory to Gemstar of our support of and commitment to the Merger. We are familiar with the Merger Agreement and the terms and conditions of the Merger. In order to evidence such commitment and to induce Gemstar to enter into the Merger Agreement, we hereby represent and warrant to Gemstar and agree with Gemstar as follows:

     1. Voting. We will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by any of us or under any of our control in favor of the Merger and other transactions provided for in or contemplated by the Merger Agreement and against any inconsistent proposals or transactions.

     2. Ownership. As of the date hereof, our only ownership of, or interest in, equity securities or convertible debt securities of the Company consists solely of the interests described in
Schedule I hereto (collectively, the "Shares').

     3. Restriction on Transfer. During the period from the date of this Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms or the effective time of the Merger, we will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein, without your express written consent. In addition, we hereby agree to execute and deliver to you the affiliate letters contemplated by Section 5.10 of the Merger Agreement in the form of Exhibit 5.10A to the Merger Agreement.

     4. Termination. This letter agreement and our obligations hereunder will terminate on June 30, 1997 unless the Merger Agreement is extended in accordance

<PPAGE>


with its terms, in which event this letter agreement and our obligations will terminate on such extended date. Notwithstanding the foregoing, if the Merger Agreement were to be terminated earlier in accordance with its terms, this letter agreement and our obligations hereunder will also terminate concurrently with the termination of the Merger Agreement.

     5. Effective Date; Succession; Remedies. Upon your acceptance and execution of the Agreement, this letter agreement shall mutually bind and benefit you and us, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary. We agree that in light of the inadequacy of damages as a remedy, specific performance shall be available to you, in addition to any other remedies you may have for the violation of this letter agreement.

     6. Nature of Holdings; Shares. All references herein to our holdings of the Shares shall be deemed to include Shares held or controlled by any of us, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to any of us in respect of the Shares.

                                       Very truly yours,


                                       Principal Shareholders

                                       PVI TRANSMISSION INC.

                                       By:  /s/   Edward Schor
                                          ----------------------------
                                      Name:    Edward Schor
                                       Title:   Vice President


                                       THOMSON MULTIMEDIA S.A.


                                       By:  /s/   James Meyer
                                          ----------------------------
                                      Name:    James Meyer
                                       Title:


                                       COX COMMUNICATIONS, INC.


                                       By:  /s/  Ajit Dalvi
                                          ----------------------------
                                       Name:    Ajit Dalvi
                                       Title:

                                      VIRGIN INTERACTIVE ENTERTAINMENT, INC.


                                       By: /s/  Sally Suchil
                                          ----------------------------
                                       Name:    Sally Suchil
                                       Title:   Senior Vice President



                                       TRIBUNE COMPANY


                                       By: /s/   Don Davis
                                          ----------------------------
                                       Name:    Don Davis
                                       Title:


                                       PROVIDENCE JOURNAL COMPANY

                                       By: /s/  Jack Clifford
                                          ----------------------------
                                       Name:    Jack Clifford
                                       Title:   Executive Vice
						President



ACCEPTED:

GEMSTAR INTERNATIONAL GROUP LIMITED


By:  /s/  Larry Goldberg
    ---------------------------------
Name:     Larry Goldberg
Title:    Secretary

                                   SCHEDULE 1
                                   -----------
                                                Shares of
Beneficial Owner                                Common Stock Owned



PVI Transmission Inc. 				4,475,814

THOMSON multimedia S.A.				3,333,333

Cox Communications, Inc.			2,166,647

Virgin Interactive Entertainment, Inc.		1,124,176

Tribune Company					1,122,518

Providence Journal Company			791,897